Exhibit 3.1

                                     AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                              PEOPLES BANCORP, INC.

         The undersigned, E. Roy Owens, whose post office address is P.O. Box 210, Chestertown, Maryland 21620-0210, being at least eighteen years of age does under, and by virtue of the general laws of the State of Maryland, authorizing the formation of corporations, hereby adopt these Amended Articles of Incorporation, as Incorporator, without shareholder approval, no stock being outstanding or having been subscribed for, and prior to the organizational meeting of the Board of Directors and does hereby state as follows:

                                     FIRST:

The name of the corporation is Peoples Bancorp, Inc.

                                     SECOND:

The purposes for which the corporation is formed are:

         To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                                     THIRD:

The address of the principal office of the corporation in this state is Peoples Bancorp, Inc., 100 Spring Avenue, Chestertown, Maryland 21620, P.O. Box 210, Chestertown, Maryland 21620-0210. The name of the resident agent of the corporation in this state is Mr. E. Roy Owens, and the address of the resident agent is 100 Spring Avenue, Chestertown, Maryland 21620, P.O. Box 210, Chestertown, Maryland 21620-0210.

                                     FOURTH:

The total number of shares of capital stock which the corporation shall have authority to issue is one million (1,000,000) shares, $10.00 par value, all of one class of common stock, having an aggregate par value of Ten Million Dollars ($10,000,000).

                                     FIFTH:

The number of directors of the corporation shall be twelve (12). The number of directors may be increased or decreased in accordance with the bylaws of the corporation. The names and addresses of the directors, who shall act as such until the next annual meeting of the stockholders of the corporation or until their successors are duly elected and qualified are:

         Olin S. Davis, Jr.
         33960 Sassafras Coldwell Road
         Galena, MD  21635

         Herman E. Hill, Jr.
         5376 Eastern Neck Road
         Rock Hall, MD 21661

         Elmer E. Horsey
         19 Byford Court
         Chestertown, MD  26120

         Arthur E. Kendall
         21178 Sharp Street
         Rock Hall, MD 21661

         P. Patrick McClary
         660 Budds Landing Road
         Cecilton, MD 21913

         Robert A. Moore
         23441 Cacaway Farm Lane
         Chestertown, MD 21620

         E. Roy Owens
         205 David Drive
         Chestertown, MD  21620

         Alexander P. Rasin, III
         205 Richard Drive
         Chestertown, MD 21620

         Stefan R. Skipp
         924 Placid Court
         Arnold, MD  21012

         Thomas G. Stevenson
         25209 Dugdale Lane
         Chestertown, MD 21620

         Elizabeth A. Strong
         22590 Goose Hollow Drive
         Chestertown, MD 21620

         William G. Wheatley
         10950 St. James-Newtown Road
         Worton, MD  21678

                                     SIXTH:

To the maximum extent that Maryland law, in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this provision, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurs prior to such amendment, repeal or adoption.

IN WITNESS WHEREOF, the undersigned incorporator of Peoples Bancorp, Inc., who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Dated this 10th day of December, 1996.


                                          By:  /s/ E. Roy Owens
                                               ------------------------------
                                               E. Roy Owens, Incorporator

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              PEOPLES BANCORP, INC.

In accordance with the provisions of the Maryland General Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1.   The name of the Corporation is Peoples Bancorp, Inc.

         2. The existing Articles of Incorporation are revised pursuant to the following amendments:

              a. Article Fifth is deleted in its entirety and the following Article Fifth is adopted in lieu thereof:

                   "The number of directors of the Corporation shall not be less than seven (7) nor more than fourteen (14). The number of directors may be increased or decreased in accordance with the bylaws of the Corporation."

              b. The following new Article Seventh is added as adopted by the shareholders:

                   "In deciding whether to recommend to shareholders or reject any proposed merger, share exchange, consolidation, reverse stock split, sale, exchange, lease of all or substantially all of the assets of Peoples Bancorp, Inc., or any similar transaction, the Board of Directors may consider:

                   (1) Whether the offer is acceptable based on historical operating results, the financial condition of the Holding Company and its subsidiary, and its future prospects;

                   (2) Whether a more favorable offer could be obtained for the Holding Company's or its subsidiary's securities or assets in the foreseeable future;

                   (3) The social, economic or any other material impact which an acquisition of the equity securities of the Holding Company or substantially all of its assets would have upon the employees and customers of the Holding Company and its subsidiary and the community which they serve;

                   (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the Holding Company and its subsidiary and the future value of the Holding Company's stock;

                   (5) The value of the securities, if any, which the offeror is offering in exchange for the Holding Company's or its subsidiaries' securities or assets based on an analysis of the worth of the Holding Company or of its subsidiary as compared to the offeror or other entity whose securities are being offered; and

                   (6) Any antitrust or other legal or regulatory issues that are raised by the offer.

                   If the Board of Directors determines that an offer should be rejected, the Board may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following:

                   (1)  Advising shareholders not to accept the offer;

                   (2)  Litigation against the offeror;

                   (3) Filing complaints with any governmental and regulatory authorities;

                   (4)  Acquiring the Holding Company's securities;

                   (5) Selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto;

                   (6) Acquiring a company to create an antitrust or other regulatory problem for the offeror;

                   (7) Obtaining a more favorable offer from another individual or entity."

         3. The Articles of Amendment do not provide for an exchange, reclassification or cancellation of issued shares.

         4. The Articles of Amendment were adopted by the Board of Directors on April 9, 1998.

         5. The Articles of Amendment to the Articles of Incorporation of Peoples Bancorp, Inc. were duly approved at the annual meeting of stockholders held on April 29, 1998. The Articles of Amendment were approved by the stockholders as follows:

              a. On the date of adoption, there were 869,313 common shares outstanding. On such date there were 653,431 shares (75.17%) represented at the meeting and entitled to vote on the Articles of Amendment.

              b. Of the 869,313 total common shares outstanding, 637,640 shares were voted in favor of the Articles of Amendment, 10,014 shares were voted against the Articles of Amendment, and 5,777 shares abstained.

              c. The number of shares cast in favor of the Articles of Amendment were sufficient for approval of the Articles of Amendment.

We, the undersigned President and Secretary, swear under penalties of perjury that the foregoing is a corporate act.

/s/ Robert A. Moore                                     /s/ E. Roy Owens
---------------------------                             ------------------
Secretary                                               E. Roy Owens, President
                                                        Peoples Bancorp, Inc.

Dated April 15, 1999

                              PEOPLES BANCORP, INC.
                            CERTIFICATE OF CORRECTION

         Peoples Bancorp, Inc., a Maryland corporation having its principal office at 100 Spring Avenue, Chestertown, Maryland 21620 (the "Corporation"), hereby certifies that:

         FIRST: This Certificate of Correction corrects Articles of Amendment (the "Articles of Amendment").

         SECOND: The name of the single party to the Articles of Amendment is Peoples Bancorp, Inc.

         THIRD: The Articles of Amendment were filed for record with the State Department of Assessments and Taxation of Maryland on May 24, 1999.


         FOURTH: As previously filed, Article 2(b) of the Articles of Amendment states:

              "The following new Article Seventh is added as adopted by the shareholders:

              `In deciding whether to recommend to shareholders or reject any proposed merger, share exchange, consolidation, reverse stock split, sale, exchange, lease of all or substantially all of the assets of Peoples Bancorp, Inc., or any similar transaction, the Board of Directors may consider:

              (1) Whether the offer is acceptable based on historical operating results, the financial condition of the Holding Company and its subsidiary, and its future prospects;

              (2) Whether a more favorable offer could be obtained for the Holding Company's or its subsidiary's securities or assets in the foreseeable future;

              (3) The social, economic or any other material impact which an acquisition of the equity securities of the Holding Company or substantially all of its assets would have upon the employees and customers of the Holding Company and its subsidiary and the community which they serve;

              (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the Holding Company and its subsidiary and the future value of the Holding Company's stock;

              (5) The value of the securities, if any, which the offeror is offering in exchange for the Holding Company's or its subsidiaries' securities or assets based on an analysis of the worth of the Holding Company or of its subsidiary as compared to the offeror or other entity whose securities are being offered; and

              (6) Any antitrust or other legal or regulatory issues that are raised by the offer.

              If the Board of Directors determines that an offer should be rejected, the Board may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following:

              (1)  Advising shareholders not to accept the offer;

              (2)  Litigation against the offeror;

              (3)  Filing   complaints  with  any  governmental  and  regulatory
                   authorities;

              (4)  Acquiring the Holding Company's securities;

              (5)  Selling  or  otherwise   issuing   authorized   but  unissued
                   securities or treasury stock or granting options with respect thereto;

              (6)  Acquiring  a  company  to  create  an   antitrust   or  other
                   regulatory problem for the offeror;

              (7) Obtaining a more favorable offer from another individual or entity.'"

         FIFTH: Article 2(b) of the Articles of Amendment is hereby corrected to state:

              "The following new Article EIGHTH is added as adopted by the shareholders:

              In deciding whether to recommend to shareholders or reject any proposed merger, share exchange, consolidation, reverse stock split, sale, exchange, lease of all or substantially all of the assets of Peoples Bancorp, Inc., or any similar transaction, the Board of Directors may consider:

              (1) Whether the offer is acceptable based on historical operating results, the financial condition of the Holding Company and its subsidiary, and its future prospects;

              (2) Whether a more favorable offer could be obtained for the Holding Company's or its subsidiary's securities or assets in the foreseeable future;

              (3) The social, economic or any other material impact which an acquisition of the equity securities of the Holding Company or substantially all of its assets would have upon the employees and customers of the Holding Company and its subsidiary and the community which they serve;

              (4) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the Holding Company and its subsidiary and the future value of the Holding Company's stock;

              (5) The value of the securities, if any, which the offeror is offering in exchange for the Holding Company's or its subsidiaries' securities or assets based on an analysis of the worth of the Holding Company or of its subsidiary as compared to the offeror or other entity whose securities are being offered; and

              (6) Any antitrust or other legal or regulatory issues that are raised by the offer.

              If the Board of Directors determines that an offer should be rejected, the Board may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following:

              (1)  Advising shareholders not to accept the offer;

              (2)  Litigation against the offeror;

              (3)  Filing   complaints  with  any  governmental  and  regulatory
                   authorities;

              (4)  Acquiring the Holding Company's securities;

              (5)  Selling  or  otherwise   issuing   authorized   but  unissued
                   securities or treasury stock or granting options with respect thereto;

              (6)  Acquiring  a  company  to  create  an   antitrust   or  other
                   regulatory problem for the offeror;

              (7) Obtaining a more favorable offer from another individual or entity."

         SIXTH: This Certificate of Correction does not:

                   (a) alter the wording of any resolution which was adopted by the Board of Directors or the stockholders of a party to the Articles; or

                   (b) make any other change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law at the time the Articles were filed; or

                   (c)  change the effective  date of the Articles of Amendment;
                        or

                   (d) affect any right or liability accrued or incurred before its filing, except that any right or liability accrued or incurred by reason of the error or defect being corrected shall be extinguished by this filing if the person having the right has not detrimentally relied on the original document.

         IN WITNESS WHEREOF, Peoples Bancorp, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Executive Vice President and witnessed and attested by its Secretary on this 12th day of January, 2005, and such persons acknowledged the same to be the act of said corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                      PEOPLES BANCORP, INC.



/s/ Robert A. Moore                          By: /s/ William G. Wheatley  (SEAL)
--------------------------------------           -------------------------------
Robert A. Moore, Secretary                       William G. Wheatley, Executive
                                                 Vice President

                              PEOPLES BANCORP, INC.
                              ARTICLES OF AMENDMENT

         Peoples Bancorp, Inc., a Maryland corporation having its principal office at 100 Spring Avenue, Chestertown, Maryland 21620 (the "Corporation"), hereby certifies that:

         FIRST: The Articles of Incorporation of the Corporation, as amended, are hereby further amended by adding a new Article SEVENTH (the "Amendment") as follows:

                                    "SEVENTH

         Any proposed merger, share exchange, consolidation, reverse stock split, sale, exchange, lease of all or substantially all of the assets of Peoples Bancorp, Inc. or any similar transaction shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of Peoples Bancorp, Inc. (unless a greater vote is required by law) provided that any such transaction which has been recommended to the shareholders by the affirmative vote of a majority of the Board of Directors of Peoples Bancorp, Inc. shall only require the approval of the percentage of outstanding shares of Peoples Bancorp, Inc., as otherwise required by law."

         SECOND: The Amendment, as hereinabove set forth, was duly advised by the Board of Directors of the Corporation and approved by its shareholders on April 29, 1998.


         IN WITNESS WHEREOF, Peoples Bancorp, Inc. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Executive Vice President and witnessed and attested by its Secretary on this 12th day of January, 2005, and such persons acknowledged the same to be the act of said Corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                      PEOPLES BANCORP, INC.


/s/ Robert A. Moore                          By: /s/ William G. Wheatley  (SEAL)
--------------------------------------           -------------------------------
Robert A. Moore, Secretary                       William G. Wheatley, Executive
                                                 Vice President